Exhibit 10.72

GUARANTY AND COLLATERAL AGREEMENT

dated as of May 15, 2020

among

INVESTVIEW, INC.

and

SAFETEK, LLC,
as Grantors,

and

DBR CAPITAL, LLC,
as the Holder

GUARANTY AND COLLATERAL AGREEMENT

THIS GUARANTY AND COLLATERAL AGREEMENT dated as of May 15, 2020 (this “Agreement”) is entered into among (i) INVESTVIEW, INC., a Nevada corporation (the “Issuer”) and (ii) SAFETEK, LLC, a Utah limited liability company (the “Guarantor” and together with the Issuer, collectively the “Grantors” and each a “Grantor”, and together with the Pledgors (as defined below), collectively the “Companies” and each a “Company”) in favor of DBR CAPITAL, LLC, a Pennsylvania limited liability company (the “Holder”).

The Holder has agreed to purchase from the Issuer one or more Notes pursuant to the Purchase Agreement. The Guarantor is a wholly owned subsidiary of the Issuer. The Companies are engaged in interrelated businesses, and each Company will derive substantial direct and indirect benefit from the purchase of the Note(s) pursuant to the Purchase Agreement. It is a condition precedent to the Holder entering into the Purchase Agreement and the purchase of the Note(s) pursuant thereto that the Companies shall have executed and delivered this Agreement to the Holder.

In consideration of the premises and to induce the Holder to enter into the Purchase Agreement and to induce the Holder to purchase the Notes thereunder, each Company hereby agrees with the Holder as follows:

SECTION 1 DEFINITIONS.

1.1 Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement, and the following terms are used herein as defined in the UCC: Account Debtors, Accounts, Certificated Security, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Goods, Health Care Insurance Receivables, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, Tangible Chattel Paper. The term “including” is not limiting and means “including without limitation.”

1.2 When used herein the following terms shall have the following meanings:

“Ancillary Agreements” means, collectively, the Investor Rights Agreement, the Voting Agreement, and any other agreement contemplated pursuant thereto or pursuant to this Agreement or the Loan Documents.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et. seq.) or any replacement or supplemental federal statute dealing with the bankruptcy of debtors.

“Chattel Paper” means all “chattel paper” as such term is defined in Section 9-102(a)(11) of the UCC and, in any event, including with respect to any Grantor, all Electronic Chattel Paper and Tangible Chattel Paper.

“Collateral” means (a) all of the personal property now owned or at any time hereafter acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interest, including all of each Grantor’s Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Health Care Insurance Receivables, Farm Products, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Leases, Letter-of-Credit Rights, Money, Supporting Obligations and Identified Claims, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing, and (d) all collateral security and guaranties given by any Person with respect to any of the foregoing; provided, however, that notwithstanding any of the other provisions set forth in this Agreement, the term “Collateral” (including all of the individual items comprising Collateral) shall not include any Excluded Assets. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

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“Copyrights” means all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, including those listed on Schedule 5, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.

“Equity Interests” means any security, share, unit, partnership interest, membership interest, ownership interest, equity interest, option, warrant, participation, equity security or analogous interest (regardless of how designated) of or in a corporation, partnership, limited partnership, limited liability company, business trust or other entity, of whatever nature, type, series or class, whether voting or nonvoting, certificated or uncertificated, common or preferred, and all rights and privileges incident thereto.

“Event of Default” means any “Event of Default” defined in any Note then issued and outstanding.

“Excluded Assets” means (a) any Grantor’s rights in any permit, license, contract, lease or other agreement to which such Grantor is a party with a Person that is not an Affiliate, but only to the extent that (and in each case only for so long as) a grant of a security interest to the Holder in such rights is prohibited by any anti-assignment provision therein or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than a Grantor or a Subsidiary of a Grantor to terminate such permit, license, contract, lease or other agreement (or requires the consent of any party thereto other than a Grantor or a Subsidiary of a Grantor), except in each case to the extent that such anti-assignment provisions or the terms in such permit, license, contract, lease or other agreement providing for such prohibition, breach, default, termination, right of termination or consent are ineffective or rendered unenforceable under the applicable anti-assignment provisions of the UCC or other applicable law, (b) any property owned by a Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money or capital lease obligation permitted to be incurred as a Permitted Lien if (and in each case only for so long as) the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money or capital lease obligation) prohibits the creation of any other Lien on such property, except to the extent that the terms in such contract or other agreement providing for such prohibition is ineffective or rendered unenforceable under the applicable anti-assignment provisions of the UCC or other applicable law, (c) solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, then any applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the security interest granted herein, and (d) any asset with respect to which the Holder shall have determined in its sole and absolute discretion (in consultation with the applicable Grantor) that the burden or cost of obtaining a security interest or Lien in such asset is excessive in relation to the value of the security to be afforded thereby; provided, however, that, notwithstanding anything contained herein to the contrary, a security interest, Lien, pledge and collateral assignment and transfer shall be, and is hereby, granted in (A) any property immediately upon such property ceasing to be Excluded Assets, and (B) any and all proceeds, products, substitutions and replacements of Excluded Assets to the extent such proceeds, products, substitutions and replacements do not themselves constitute Excluded Assets.

“Fixtures” means “fixtures” as such term is defined in Section 9-102(a)(41) of the UCC and, in any event, including, with respect to any Grantor, all of the following, whether now owned or hereafter acquired by a Grantor: plant fixtures, business fixtures, other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.

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“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, including with respect to any Grantor, all Payment Intangibles, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder.

“Identified Claims” means the Commercial Tort Claims described on Schedule 7 as such schedule shall be supplemented from time to time.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Patents, the Trademarks, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intellectual Property Licenses” means all written agreements naming any Grantor as licensor on the date hereof, including those listed on Schedule 5, granting any right (a) under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright, (b) to manufacture, use or sell any invention covered in whole or in part by a Patent, and (c) to use any Trademark.

“Intercompany Note” means any promissory note evidencing loans made by either Grantor to the other Grantor.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of the date hereof, by and between the Issuer and the Holder.

“Lien” means any mortgage, copyright mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof or the agreement to grant a security interest at a future date).

“Loan Document” means the Purchase Agreement and each of the Notes.

“Paid in Full” or “Payment in Full” means (a) the payment in full (in cash or by conversion of the Note(s) pursuant to the terms thereto) and performance of all Secured Obligations (other than contingent indemnification and expense reimbursement obligations not then asserted).

“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 5, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 5, and (c) all rights to obtain any reissues or extensions of any of the foregoing.

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“Permitted Lien” means:

(a) Liens existing on the Effective Date and shown on Schedule 8 hereto or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Grantor maintains adequate reserves; provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens (i) on Equipment acquired or held by a Grantor incurred for financing the acquisition of the Equipment securing no more than Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Twenty-Five Thousand ($25,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by the Employee Retirement Income Security Act of 1974);

(f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in clauses (a) and (c) hereof, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of a Grantor’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of a Grantor’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Holder a security interest therein;

(h) non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; or

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default.

“Pledged Equity” means all Equity Interests listed on Schedule 1, together with any other Equity Interests, certificates, options or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor, including all Pledged Rights.

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“Pledged Notes” means all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.

“Pledged Rights” means all rights under or arising out of the applicable charter, bylaws, limited liability company agreement, operating agreement, partnership agreement or other organizational documents (“Organizational Documents”) of any Pledgors, including all of the following rights relating to the Equity Interests issued by each Pledgor, whether arising under the Organizational Documents of such Pledgor or under the applicable laws of such Pledgor’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies, partnerships, professional corporations or other Persons, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable Pledgor; (iii) all management rights with respect to such Pledgor; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable Pledgor; (v) in the case of any Equity Interests consisting of the membership or limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable Pledgor; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such Pledgor and/or any members of any board of members, managers, partners, directors or other governing body that may at any time have any rights to manage and direct the business and affairs of the applicable Pledgor under its Organizational Documents as in effect from time to time or under applicable law; (vii) all rights to amend the Organizational Documents of such Pledgor, and (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or applicable law.

“Pledgors” means the collective reference to each issuer of any Investment Property.

“Proceeding” means any voluntary or involuntary proceeding commenced by or against any Grantor under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking dissolution, receivership, reorganization, arrangement, or other similar relief.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Purchase Agreement” means the Securities Purchase Agreement of even date herewith by and between the Issuer and the Holder, as amended, supplemented, restated or otherwise modified from time to time.

“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).

“Secured Obligations” means all obligations of the Issuer set forth in the Purchase Agreement and in each of the Notes then issued and outstanding.

“Securities Act” means the Securities Act of 1933, as amended.

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“Subordinated Lender Remedies” means any action (a) to take from or for the account of any Grantor by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Grantor with respect to the Subordinated Obligations, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding (including any Proceeding) against any Grantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Obligations or (ii) commence judicial enforcement of any of the rights and remedies with respect to the Subordinated Obligations, (c) to accelerate the Subordinated Obligations, (d) to exercise any put, repurchase or similar option or to cause any Grantor to honor any redemption or mandatory prepayment obligation with respect to any Subordinated Obligations, or (e) to take any action under the provisions of any state or federal law, including the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of, realize upon or sell any property or assets of any Grantor on account of the Subordinated Obligations.

“Subordinated Obligations” means, with respect to each Grantor, all indebtedness, liabilities, and other obligations of any other Grantor owing to such Grantor in respect of any and all loans or advances made by such Grantor to such other Grantor whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any other Grantor to such Grantor under or in connection with any documents or instruments related thereto.

“Trademarks” means (a) all trademarks, trade names, corporate names, each Grantor’s names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5, and (b) the right to obtain all renewals thereof.

“UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

“Voting Agreement” means that certain the Voting Agreement, dated as of the date hereof, by and among the Issuer, the Holder and the other stockholders of the Issuer party thereto.

SECTION 2 GUARANTY.

2.1 Guaranty. (a) The Guarantor hereby, jointly and severally, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to the Holder the prompt and complete payment and performance by the Issuer when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations. The guarantee contained in this Section 2 is a primary and original obligation of the Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which will remain in full force and effect without respect to future changes in conditions. The Guarantor agrees that it is not a surety and waives all rights available to a surety, guarantor or accommodation co-obligor other than full payment of all Secured Obligations and any right that it may have to require that the Holder commence action against any other Person or against any of the Collateral.

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(a) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of the Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(b) The Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of the Holder hereunder.

(c) The guaranty contained in this Section 2 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.

(d) No payment made by any of the Grantors, any other guarantor or any other Person or received or collected by the Holder from any of the Grantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the maximum liability of the Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by the Guarantor in respect of the Secured Obligations or any payment received or collected from the Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of the Guarantor hereunder until the Secured Obligations are Paid in Full.

2.2 No Subrogation. Notwithstanding any payment made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Holder, the Guarantor shall not be entitled to be subrogated to any of the rights of the Holder against the Issuer or any collateral security or guaranty or right of offset held by the Holder for the payment of the Secured Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuer in respect of payments made by the Guarantor hereunder, until all of the Secured Obligations are Paid in Full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by the Guarantor in trust for the Holder, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Holder in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Holder, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as the Holder may determine.

2.3 Amendments, etc. with Respect to the Secured Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Secured Obligations made by the Holder may be rescinded by the Holder and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Holder and the Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Holder may deem advisable from time to time. The Holder shall have no obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.

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The Holder may, from time to time, at its sole and absolute discretion and without notice to the Guarantor, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Grantors, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the Grantors hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the Grantors (or any of them) for payment of any of the Secured Obligations when due, whether or not the Holder shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the Grantors or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.

2.4 Waivers. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Holder upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between any of the Grantors, on the one hand, and the Holder, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. The Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon any of the Grantors with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.

2.5 Payments. The Guarantor hereby guaranties that payments hereunder will be paid to the Holder without deduction, set-off or counterclaim in United States dollars at the office of the Holder specified in the Notes.

SECTION 3 GRANT OF SECURITY INTEREST.

3.1 Grant. Each Grantor hereby assigns and transfers to the Holder, and hereby pledges and grants to the Holder, a continuing security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations.

SECTION 4 REPRESENTATIONS AND WARRANTIES.

To induce the Holder to enter into the Purchase Agreement and to purchase the Notes, each Grantor jointly and severally hereby represents and warrants to the Holder that:

4.1 Title; No Other Liens. Except for Permitted Liens, the Grantors own each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to the Holder.

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4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on Schedule 2, have been delivered to the Holder in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Holder, as collateral security for each Grantor’s Secured Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from each Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens for which priority is accorded under applicable law. The filings and other actions specified on Schedule 2 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.

4.3 Grantor Information. On the date hereof, Schedule 3 sets forth (a) each Grantor’s jurisdiction of organization, (b) the location of each Grantor’s chief executive office, (c) each Grantor’s exact legal name as it appears on its organizational documents and (d) each Grantor’s organizational identification number (to the extent a Grantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number.

4.4 Collateral Locations. On the date hereof, Schedule 4 sets forth (a) each place of business of each Grantor (including its chief executive office), (b) all locations where all Inventory and the Equipment owned by each Grantor is kept and (c) whether each such Collateral location and place of business (including each Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.

4.5 Certain Property. None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health Care Insurance Receivables or (c) vessels, aircraft or any other property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction.

4.6 Investment Property. (a) The Pledged Equity pledged by each Grantor hereunder constitute all the issued and outstanding Equity Interests of each Pledgor owned by such Grantor.

(a) All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable.

(b) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).

(c) Schedule 1 lists all Investment Property owned by each Grantor as of the date hereof. Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.

(d) The execution, delivery and performance of this Agreement by each Pledgor in accordance with its terms will not violate the governing documents of such Pledgor or any agreements, instruments or documents to which such Pledgor is a party.

4.7 Receivables. (a) No material amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Holder.

(a) No obligor on any Receivable is a governmental authority.

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(b) The amounts represented by such Grantor to the Holder from time to time as owing to such Grantor in respect of the Receivables (to the extent such representations are required by any of the Loan Documents) will at all such times be accurate.

4.8 Intellectual Property. (a) Schedule 5 lists all (i) Intellectual Property owned by such Grantor in its own name on the date hereof and (ii) Intellectual Property Licenses held by such Grantor as of the date hereof.

(a) All material Intellectual Property and pending applications for registration of Intellectual Property owned by any Grantor is valid, subsisting, unexpired and enforceable and has not been abandoned and, to such Grantor’s knowledge, does not infringe the intellectual property rights of any other Person.

(b) Except as set forth in Schedule 5, and except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business (to the extent constituting a Permitted Lien), none of the Intellectual Property of any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(c) No holding, decision or judgment has been rendered by any governmental authority against any Grantor which limits, cancels or questions the validity of, or any Grantor’s ownership interest in, any Intellectual Property owned by any Grantor and necessary for the conduct of its business in any material respect.

(d) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened (i) seeking to limit, cancel or question the validity of, or any Grantor’s ownership interest in, any Intellectual Property owned by any Grantor and necessary for the conduct of its business, or (ii) which, if adversely determined, would adversely affect the value of any Intellectual Property.

(e) Each Grantor owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the businesses of such Grantor, without any infringement upon Intellectual Property rights of others which could reasonably be expected to have a Material Adverse Effect.

4.9 Depositary and Other Accounts. All depositary and other accounts maintained by each Grantor are described on Schedule 6 hereto, which description includes for each such account the name of the Grantor maintaining such account, the name, address, telephone and fax numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.

4.10 Purchase Agreement. The Guarantor makes each of the representations and warranties made by the Issuer in Section 5 of the Purchase Agreement (all of which representations and warranties shall be deemed to have been renewed upon each purchase of a Note pursuant to the Purchase Agreement). Such representations and warranties are incorporated herein by this reference as if fully set forth herein.

SECTION 5 COVENANTS.

Each Grantor covenants and agrees with the Holder that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable in excess of $50,000 under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, in each case, such Instrument, Certificated Security or Chattel Paper shall be promptly delivered to the Holder, duly indorsed in a manner satisfactory to the Holder, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause the Holder to have control thereof within the meaning set forth in Section 9-105 of the UCC.

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5.2 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of the Grantors to dispose of such Collateral to the extent permitted in the Loan Documents and Ancillary Agreements.

(a) Such Grantor will furnish to the Holder from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Holder may reasonably request from time to time, all in reasonable detail.

(b) At any time and from time to time, upon the written request of the Holder, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Holder may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Holder to obtain “control” (within the meaning of the applicable UCC) with respect thereto and (iii) without limiting the generality of the foregoing, causing each Pledgor (other than a Grantor) to execute and deliver to the Holder an Acknowledgement signature page to this Agreement. Each Grantor acknowledges and agrees that its signature to this Agreement as a Grantor shall bind it to each and every provision of this Agreement in its capacity as a Grantor and as a Pledgor (as applicable).

5.3 Changes in Locations, Name, etc. Such Grantor shall not, except upon 30 days’ prior written notice to the Holder (or a shorter period acceptable to the Holder in its sole and absolute discretion) and delivery to the Holder of (a) all additional financing statements and other documents reasonably requested by the Holder as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept:

(i) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4;

(ii) change its name, jurisdiction of organization, organizational form or the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or

(iii) change its legal identity or corporate structure.

5.4 Notices. Such Grantor will advise the Holder promptly, in reasonable detail, of:

(a) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Holder to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.

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5.5 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the Equity Interests of any Pledgor, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Holder, hold the same in trust for the Holder and deliver the same forthwith to the Holder in the exact form received, duly indorsed by such Grantor to the Holder, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Holder so requests, signature guarantied, to be held by the Holder, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) unless the Holder provides express written notice to the contrary, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Pledgor shall be paid over to the Holder to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Pledgor or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of the Holder, be delivered to the Holder to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Holder, hold such money or property in trust for the Holder, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.

(a) Such Grantor will not (i) vote to enable, or take any other action to permit, any Pledgor to issue any Equity Interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any Equity Interests of any nature of any Pledgor, except, in each case, as permitted by the Loan Documents and Ancillary Agreements, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Loan Documents or Ancillary Agreements), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into or permit to exist any agreement or undertaking, including the governing documents of any Pledgor and shareholders’ agreements, restricting the right or ability of such Grantor or the Holder to sell, assign or transfer any of the Investment Property or Proceeds thereof.

(b) In the case of each Grantor which is a Pledgor, such Pledgor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Holder promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Investment Property issued by it, (iii) the terms of Sections 6.3(c) and 6.7 shall apply to such Pledgor with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 regarding the Investment Property issued by it and (iv) it will not recognize, acknowledge or permit the pledge, transfer, grant of control or other disposition of the Investment Property issued by it (or any portion thereof) other than to or as requested by the Holder unless otherwise permitted under the terms of this Agreement or the Loan Documents or Ancillary Agreements.

5.6 Receivables. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

(a) Such Grantor will deliver to the Holder a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables for all Grantors.

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5.7 Intellectual Property. (a) Such Grantor (either through itself or its licensees) will, as to each Trademark material to its business (i) continue to use each Trademark material to its business in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain the same (or higher) quality of products and services offered under such Trademark as are currently, or have in the past been, maintained, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law to maintain such Trademark, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Holder shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(a) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent material to its business may become forfeited, abandoned or dedicated to the public.

(b) Such Grantor (either itself or through licensees) (i) will employ each Copyright material to its business and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(c) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.

(d) Such Grantor will notify the Holder promptly if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(e) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Holder within 30 days following the filing thereof. Upon the request of the Holder, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Holder may request to evidence the Holder’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(f) Such Grantor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property owned by it.

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(g) In the event that any material Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Holder after it learns thereof and, to the extent, in its reasonable judgment, such Grantor determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

5.8 Depositary and Other Accounts. No Grantor shall open or maintain any depositary or other deposit or securities accounts unless such accounts are subject to an account control agreement in favor of the Holder, in form and substance reasonably acceptable to the Holder. The Grantors shall deliver to the Holder a revised version of Schedule 6 showing any changes thereto within 5 days of any such change. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains an account to provide the Holder with such information with respect to such account as the Holder may from time to time reasonably request, and each Grantor hereby consents to such information being provided to the Holder. Each Grantor will, upon the Holder’s request, cause each financial institution at which such Grantor maintains a depositary or other deposit or securities account to enter into a bank agency or other similar agreement with the Holder and such Grantor, in form and substance satisfactory to the Holder, in order to give the Holder “control” (as defined in the UCC) of such account.

5.9 Other Matters. (a) As of the First Closing Date, each of the Grantors shall cause to be delivered to the Holder a Collateral Access Agreement with respect to each landlord which leases real property at which such Grantor maintains its headquarters or any books and records (and the accompanying facilities) to any of the Grantors as of the First Closing Date. Such requirement may be waived at the option of the Holder in its sole and absolute discretion. If any Grantor shall cause to be delivered Inventory or other property to any bailee after the First Closing Date, such Grantor shall use reasonable efforts to cause such bailee to sign a Collateral Access Agreement. Such requirement may be waived at the option of the Holder in its sole and absolute discretion. If any Grantor shall lease any real property or facilities after the First Closing Date at which such Grantor maintains its headquarters or any books and records, such Grantor shall use commercially reasonable efforts to cause the landlord in respect of such leased property or facilities to sign a Collateral Access Agreement. Such requirement may be waived at the option of the Holder in its sole and absolute discretion.

(a) Each Grantor authorizes the Holder to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of each Grantor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to the Holder promptly upon request. Any such financing statement, continuation statement, or amendment may be signed by the Holder on behalf of any Grantor and may be filed at any time in any jurisdiction.

(b) Each Grantor shall, at any time and from time and to time, take such steps as the Holder may reasonably request for the Holder (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Holder, of any bailee having possession of any material portion of the Collateral, stating that the bailee holds such Collateral for the Holder, (ii) to obtain “control” of any letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Holder, and (iii) otherwise to insure the continued perfection and priority of the Holder’s security interest in any of the Collateral and of the preservation of its rights therein. If any Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) of an amount in excess of $100,000, such Grantor shall promptly notify the Holder thereof in writing and supplement Schedule 7, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Holder, such Grantor shall be deemed to thereby grant to the Holder (and such Grantor hereby grants to the Holder) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.

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(c) Without limiting the generality of the foregoing, if any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Holder thereof and, at the request of the Holder, shall take such action as the Holder may reasonably request to vest in the Holder “control” under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

5.10 Purchase Agreement. Each of the Grantors covenants that it will fully comply with each of the covenants and other agreements set forth in the Purchase Agreement.

SECTION 6 REMEDIAL PROVISIONS.

6.1 Certain Matters Relating to Receivables. (a) At any time and from time to time after the occurrence and during the continuance of an Event of Default, the Holder shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Holder may require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Holder’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Holder to furnish to the Holder reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.

(a) The Holder hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Holder may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Holder at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Holder if required, in a collateral account maintained under the sole dominion and control of the Holder, subject to withdrawal by the Holder only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Holder, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time and from time to time after the occurrence and during the continuance of an Event of Default, at the Holder’s request, each Grantor shall deliver to the Holder all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.

6.2 Communications with Obligors; the Grantors Remain Liable. (a) The Holder in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Holder’s satisfaction the existence, amount and terms of any Receivables.

(a) Upon the request of the Holder at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Holder and that payments in respect thereof shall be made directly to the Holder.

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(b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. The Holder shall not have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Holder of any payment relating thereto, nor shall the Holder be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c) For the purpose of enabling the Holder to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Holder an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. At any time after the occurrence and during the continuance of an Event of Default, the Holder may refuse to allow Grantor to, and at its sole and absolute discretion the Holder may, exercise quality control over the products and services offered under the applicable Trademark to prevent invalidation or abandonment of such Trademark.

6.3 Investment Property. (a) Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes (to the extent not prohibited under the Loan Documents or any Ancillary Agreement) and to exercise all voting and other rights with respect to the Investment Property; provided, that no vote shall be cast or other right exercised or action taken which could impair the Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement, any Loan Document or any Ancillary Agreement.

(a) If an Event of Default shall occur and be continuing, (i) the Holder shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as the Holder may determine, (ii) the Holder shall have the right to cause any or all of the Investment Property to be registered in the name of the Holder or its nominee, and (iii) the Holder or its nominee may exercise (x) any and all voting and other rights pertaining to such Investment Property at any meeting of holders of the Equity Interests of the relevant Pledgor or Pledgors or otherwise (or by written consent) and otherwise exercise any and all Pledged Rights, and (y) any and all Pledged Rights, rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Pledgor, or upon the exercise by any Grantor or the Holder of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Holder may determine), all without liability except to account for property actually received by it, but the Holder shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

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(b) Each Grantor hereby authorizes and instructs each Pledgor of any Investment Property pledged by such Grantor hereunder to, and each such Pledgor hereby agrees to promptly, comply with any instruction received by such Pledgor from the Holder in writing that states that an Event of Default has occurred and is continuing, without any other or further instructions or consent of such Grantor, including any such instructions received by such Pledgor from the Holder as to the transfer of or other disposition of such Investment Property, to pay and remit to the Holder or its nominee all dividends, distributions and other amounts payable to such Grantor in respect of such Investment Property (upon redemption of such Investment Property, dissolution of such Pledgor or otherwise), to transfer to, and register such Investment Property in the name of, the Holder or its nominee or transferee, and to honor and comply with any exercise of Pledged Rights by the Holder. Each Grantor agrees that each Pledgor shall be fully protected in so complying with such instructions.

6.4 Proceeds to be Turned Over to the Holder. In addition to the rights of the Holder specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for the Holder, segregated from other funds of such Grantor, and shall (unless the Holder provides express written notice to the contrary) forthwith upon receipt by such Grantor, be turned over to the Holder in the exact form received by such Grantor (duly indorsed by such Grantor to the Holder, if required). All Proceeds received by the Holder hereunder may be held by the Holder in a collateral account maintained under its sole dominion and control. All Proceeds, while held by the Holder in any collateral account (or by such Grantor in trust for the Holder) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Holder’s election, the Holder may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as the Holder shall determine in its discretion. Any part of such funds which the Holder elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Holder to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Holder may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Holder, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of any credit risk. The Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Holder’s request, to assemble the Collateral and make it available to the Holder at places which the Holder shall reasonably select, whether at such Grantor’s premises or elsewhere. The Holder shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Holder hereunder, including reasonable costs and expenses of counsel to the Holder, to the payment in whole or in part of the Secured Obligations, in such order as the Holder may elect, and only after such application and after the payment by the Holder of any other amount required by any provision of law, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Holder arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

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6.7 Registration Rights. (a) If the Holder shall determine to exercise its right to sell any or all of the Pledged Equity pursuant to Section 6.6, and if in the opinion of the Holder it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Pledgor thereof to (i) execute and deliver, and cause the directors and officers of such Pledgor to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Holder, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Holder, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Pledgor to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Holder shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(a) Each Grantor recognizes that the Holder may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Holder shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Pledgor thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Pledgor would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Holder, that the Holder has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the applicable Note.

6.8 Waiver; Deficiency. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by the Holder to collect such deficiency.

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SECTION 7 THE HOLDER.

7.1 The Holder’s Appointment as Attorney-in-Fact; Irrevocable Proxy, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Holder and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Holder the power and right, on behalf of and at the expense of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Holder for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Holder may request to evidence the Holder’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) discharge Liens levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement or the other Loan Documents and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Holder or as the Holder shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Holder may deem appropriate; (7) assign any Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Holder shall in its sole and absolute discretion determine; (8) vote any right or interest with respect to any Investment Property or otherwise exercise any Pledged Right; (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as the Holder may deem appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Holder were the absolute owner thereof for all purposes, and do, at the Holder’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Holder deems necessary to protect, preserve or realize upon the Collateral and the Holder’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

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Without limiting the generality of the foregoing, until the Secured Obligations have been Paid in Full, each Grantor hereby irrevocably designates and appoints the Holder, as its true and lawful proxy, with full power of substitution, for and in its name, place and stead to vote any and all Investment Property owned or held by such Grantor or standing in its name, exercise any and all Pledged Rights, and do all things which any Grantor might do if present and acting itself. Once exercised by the Holder, the rights granted pursuant to this proxy shall be exclusive to the Holder and no Grantor shall thereafter be entitled to exercise any such right in respect of any Investment Property. THE PROXY AND POWERS GRANTED BY THE GRANTORS PURSUANT HERETO ARE IRREVOCABLE AND COUPLED WITH AN INTEREST (INCLUDING THE PURCHASE AGREEMENT AND THIS AGREEMENT) AND ARE GIVEN TO SECURE THE OBLIGATIONS UNDER THIS AGREEMENT AND THE LOAN DOCUMENTS.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Holder agrees that it will not exercise any rights under the power of attorney or the irrevocable proxy provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Holder, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. All powers, proxies, authorizations and agencies contained in this Agreement are coupled with an interest and are given to secure the Secured Obligations and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of the Holder. The Holder’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Holder deals with similar property for its own account. Neither the Holder nor any of its respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Holder hereunder are solely to protect the Holder’s interests in the Collateral and shall not impose any duty upon the Holder to exercise any such powers. The Holder shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder.

SECTION 8 MISCELLANEOUS.

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified orally or by course of dealing, but only by an instrument in writing executed by the Grantors and the Holder.

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8.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted to be given pursuant hereto shall be in writing and shall be delivered (a) in hand by person with written receipt of the person to whom such notice is intended; (b) by registered or certified mail, postage prepaid, return receipt requested; or (c) by a generally recognized commercial courier service or overnight delivery service, (Federal Express or UPS), for next business day delivery, postage prepaid, with delivery receipt requested. All notices sent in accordance with this Section 8.2 shall be deemed “Delivered” unless otherwise specified herein, the same day if delivered by hand in person with receipt and signature of the intended recipient or by an authorized officer of the intended recipient; if by registered or certified mail, three (3) business days after the same is deposited in the U.S. Mail; or if sent by a commercial courier service or overnight delivery service for next business day delivery, one (1) business day after payment and receipt of mailing. The addresses for such communications shall be:

If to the Grantors:

Investview, Inc.

234 Industrial Way West

Building A, Suite 202

Eatontown, NJ 07724

Attn: Joseph Cammarata

Mario Ramano

With a copy to:

Michael Best & Friedrich LLP

790 N. Water Street

Suite2500

Milwaukee, WI 53202

Attention: Kevin C. Timken

If to the Holder:

DBR Capital, LLC

1645 Kecks Road

Breinigsville, PA 18031

Attn: David B. Rothrock

with copies to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania 19103-2921

Attn: Michael J. Pedrick, Esq.

The addresses of the parties set forth above may be changed from time to time by a party by notice to the other in accordance with the notice provisions as set forth herein this Section 8.2.

8.3 Enforcement Expenses. (a) Each Grantor agrees, on a joint and several basis, to pay or reimburse on demand the Holder for all reasonable out-of-pocket costs and expenses (including reasonable costs and expenses of counsel) incurred by the Holder in collecting against the Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.

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(a) Each Grantor agrees to pay, and to save the Holder harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(b) The agreements in this Section 8.3 shall survive repayment of all (and shall be) Secured Obligations (and termination of the Notes), any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.

8.4 Cumulative Remedies. None of the rights, powers or remedies conferred upon the Holder shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

8.5 Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Holder and the successors and assigns of the Grantors, whether so expressed or not. No Grantor may assign its rights or obligations hereof without the prior written consent of the Holder, and the Holder may, without the prior consent of any Grantor, assign its rights hereunder. This Agreement shall not inure to the benefit of or be enforceable by any other third party Person.

8.6 Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

8.7 Further Assurances. Each Grantor shall, and shall cause its Affiliates to, from time to time at the request of the Holder, without any additional consideration, furnish the Holder such further information or assurances; execute and deliver such additional agreements, documents and instruments; and take such other actions and do such other things, as may be necessary or appropriate to carry out the terms and provisions of this Agreement and give effect to the transactions contemplated hereby

8.8 Set-off. Each Grantor agrees that the Holder have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any Event of Default exists, the Holder may apply to the payment of any Secured Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with the Holder.

8.9 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) excluding, for the avoidance of doubt, the members of the Board of Directors of the Issuer designated by the Holder, the Holder has no fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the Loan Documents or Ancillary Agreements, and the relationship between the Grantors, on the one hand, and the Holder, on the other hand, in connection herewith or therewith is solely that of debtor and creditor and, if and when applicable, stockholder; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors and the Holder.

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8.10 Releases. At such time as the Secured Obligations have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Holder and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Holder shall deliver to the Grantors any Collateral held by the Holder hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination. If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Loan Documents and the Ancillary Agreements (other than any transaction between or among the Companies), then the Holder, at the request and sole expense of Grantors, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.

8.11 Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any Ancillary Agreement, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Holder, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Holder, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Holder may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by the Holder to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Holder against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

8.12 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor or any Pledgor for liquidation or reorganization, should Grantor or any Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s or Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

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8.13 Intercompany Subordination. Each Grantor covenants and agrees, irrespective of whether in or outside of any Proceeding, that the payment of any and all of the Subordinated Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner set forth in this Section 8.13, to Payment in Full. Whether in or outside of any Proceeding, each Grantor hereby agrees that upon the occurrence and during the continuance of an Event of Default it shall not make (and will not permit any other Grantor to make), and each Grantor hereby agrees that it will not accept, any payment or distribution with respect to the Subordinated Obligations (including any payment or distribution received through the exercise of any right of setoff, counterclaim or crossclaim), until Payment in Full. Until Payment in Full, whether in or outside of any Proceeding, no Grantor shall, without the prior written consent of the Holder, exercise any Subordinated Lender Remedies. In the event of and during any Proceeding involving any Grantor: (a) all Secured Obligations shall be Paid in Full before any Grantor shall be entitled to receive any payment or distribution of any kind on account of any Subordinated Obligations (whether in cash, property or securities, including securities issued under a plan of reorganization or liquidation); and (b) any payment or distribution of assets of such Person of any kind or character, whether in cash, property or securities (including securities issued under a plan of reorganization or liquidation), to which any Grantor would be entitled except for these provisions, shall be forthwith paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Holder, to the extent necessary to make Payment in Full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of the Secured Obligations. Until Payment in Full, if a Proceeding shall occur and be continuing, each Grantor shall file all claims they may have against the other Grantors, and shall direct the debtor in possession or trustee in bankruptcy, as appropriate, to forthwith pay over to the Holder all amounts due to the Grantors on account of the Subordinated Obligations until Payment in Full (which payment shall not be deemed to be a payment of, or otherwise credited against, the Subordinated Obligations). If the Grantors fail to file and/or vote such claims prior to thirty (30) days before the expiration of time to do so, the Holder may (but shall have no obligation or duty to) prepare, execute, file and/or vote such claims in the Grantors’ names, and the Grantors also irrevocably authorize, empower and direct the Holder to demand, sue for, collect and receive (or cause to do the same) every such payment or distribution; provided, however, that the Holder shall have no obligation or duty to execute, prepare, verify, deliver and/or file any such claim and its action or inaction shall not give rise to any claims or liability against the Holder. If the Holder votes any such claim in accordance with the authority granted hereof, the Grantors shall not be entitled to withdraw or change such vote. Subject to Payment in Full and the provisions of this Section 8.13, the Grantors shall be subrogated to the rights of the Holder to receive payments and distributions of cash, property and securities applicable to the Secured Obligations to the extent that distributions otherwise payable to the Grantors have been applied to the Secured Obligations, until all amounts payable under the Subordinated Obligations shall have been paid in full. For purposes of such subrogation, no payments or distributions to the Holder of any cash, property or securities to which the Grantors would be entitled except for the provisions of this Section 8.13, and no payment pursuant to the provisions of this Section 8.13 to the Holder by the Grantors shall, as among the Grantors and its creditors (other than the Holder), be deemed to be a payment or distribution by the Grantors to or on account of the Secured Obligations.

8.14 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflict of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the Borough of Manhattan, the City of New York and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

8.15 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts (including counterparts delivered by facsimile or other electronic format) shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

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8.16 Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and, except as set forth below, this agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

8.17 Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

8.18 Nature of Remedies. All Secured Obligations of each Grantor and rights of the Holder expressed herein or in any Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Holder, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.19 Waiver of Jury Trial. EACH GRANTOR AND THE HOLDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[Signature Pages Follow]

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Signature Page to Guaranty and Collateral Agreement

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has duly executed and delivered this Guaranty and Collateral Agreement as of the date first above written.

ISSUER:	INVESTVIEW, INC.,
a Nevada corporation

	By:	/s/ Joseph Cammarata
	Name:	Joseph Cammarata
	By:	Chief executive officer

GUARANTOR:	SAFETEK, LLC,
a Utah limited liability company

	By:	/s/ Joseph Cammarata
	Name:	Joseph Cammarata
	By:	Chief executive officer

HOLDER:	DBR CAPITAL, LLC

	By:	/s/ David B. Rothrock
	Name:	David B. Rothrock
	Title:	Managing Member

SCHEDULE 1

INVESTMENT PROPERTY

A.	PLEDGED EQUITY

Grantor (owner of Record of such Pledged Equity)	Pledgor	Pledged Equity Description	Percentage of Pledgor	Certificate (Indicate No.)
SafeTek LLC		Membership interests	100%
Apex Tek LLC		Membership interests	100%
SAFE Management LLC		Membership interests	100%
United League LLC		Membership interests	100%
United Games LLC		Membership interests	100%
Kuvera LLC		Membership interests	100%
Kuvera FRANCE		Membership interests	100%

B.	PLEDGED NOTES

None

C.	OTHER INVESTMENT PROPERTY

None

SCHEDULE 2

FILINGS AND PERFECTION

GRANTOR	FILING REQUIREMENT OR OTHER ACTION	FILING OFFICE
Investview, Inc.	UCC-1	Nevada Secretary of State
SafeTek, LLC	UCC-1	Utah Department of Commerce, Division of Corporations and Commercial Code

SCHEDULE 3

GRANTOR INFORMATION

GRANTOR (exact legal name)	STATE OF ORGANIZATION	FEDERAL EMPLOYER IDENTIFICATION NUMBER	CHIEF EXECUTIVE OFFICE	ORGANIZATIONAL IDENTIFICATION NUMBER
Investview, Inc.	Nevada	87-0369205	234 Industrial Way West, Building A Suite 202, Eatontown, NJ 07724	State ID: E0226162005-9
SAFETek, LLC	Utah	82-5283428	234 Industrial Way West, Building A Suite 202, Eatontown, NJ 07724	State ID: 10806083-0160

SCHEDULE 4

A.	COLLATERAL LOCATIONS

GRANTOR	COLLATERAL	COLLATERAL LOCATION OR PLACE OF BUSINESS (INCLUDING CHIEF EXECUTIVE OFFICE)	OWNER/LESSOR (IF LEASED)

Investview, Inc.	Kaysville Office Furniture & Equipment	459 N. 300 W. Unit 15 Kaysville, UT 84037	Investview, Inc.

Investview, Inc.	New Jersey Office Furniture & Equipment	234 Industrial Way West, Building A, Suite 202, Eatontown, NJ 07724	Investview, Inc.

SAFETek, LLC	Mining Cards	North Country Colocation Services 194 North County Route 45, Massena, NY 13622	SAFETek, LLC
SAFETek, LLC	Mining Cards	Mining Store Grundy City, Grundy County, Iowa	SAFETek, LLC
SAFETek, LLC	Mining Cards	3G Ventures Colorado Springs, El Paso County, Colorado	SAFETek, LLC
SAFETek, LLC	Mining Cards	GPUEOne 3680 Du Musee, Montreal, QC, H3G 2C9, Canada	SAFETek, LLC

B.	COLLATERAL IN POSSESSION OF LESSOR,
BAILEE, CONSIGNEE OR WAREHOUSEMAN

None

SCHEDULE 5

INTELLECTUAL PROPERTY

Patents:

None

Trademarks:

Registered Trademarks:

United League LLC holds three trademarks for FIREFAN (trademark certificates attached as Attachment 5)

Unregistered Trademarks:

Investview Inc. (Investview)

Kuvera LLC (Kuvera)

Kuvera France (Kuvera France)

APEXTek LLC (APEXTek)

SAFETek LLC (SAFETek)

SAFE Management LLC (SAFE Management)

United Games LLC

Copyrights:

None

Intellectual Property Licenses:

None

Intellectual Property Subject to Licensing or Franchise Agreement:

None

SCHEDULE 6

DEPOSITARY AND OTHER ACCOUNTS

[Account Information Redacted]

SCHEDULE 7

COMMERCIAL TORT CLAIMS

None

SCHEDULE 8

PERMITTED LIENS

There are three existing UCC-1 filings against Investview, Inc., in the state of Nevada (one of which appears also to have been filed in Utah). See attached. In each instance, the underlying obligation has been resolved, Investview has sent a demand to file a UCC-3 termination statement, and Investview, Inc., will file the termination if the creditor has not done so after 20 days.

ATTACHMENT 5

[attached FireFan USPTO registration omitted